Exhibit 23.1 - Consent of Ernst & Young LLP

We consent to the use of our report dated January 30, 1998 included in this Annual Report (Form 10-K) of Trion, Inc.

Our audits also included the financial statement schedule of Trion, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express and opinion on the financial statement schedule based on our audits. We did not audit the 1995 financial statements of Herrmidifier Company, Inc., which was combined with the Company in 1996 in a transaction accounted for as a pooling of interest. Total revenues of Herrmidifier Company, Inc. constituted 12% of consolidated revenues for 1995. We have been furnished with the report of other auditors with respect to the 1995 financial statements and schedules of Herrmidifier Company, Inc. In our opinion, based on our audits and the report of the other auditors, the financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-4164) pertaining to the Trion, Inc. 1982 and 1985 Incentive Stock Options Plans, the Registration Statement (S-8 No. 33-69706) pertaining to the Stock Option Agreements between Trion, Inc. and Steven L. Schneider dated March 31, 1993; Edwin V. Clarke, Jr. dated September 17, 1993; and Samuel J. Wornom, III dated September 21, 1993, the Registration Statement (Form S-8 No. 33-58561) pertaining to the Trion, Inc. 1995 Non-employee Director Stock Plan, and in the Registration Statement (Form S-8 No. 33-59095) pertaining to the Trion, Inc. 1995 Stock Incentive Plan of our report dated January 30, 1998, with respect to the consolidated financial statements included in this Annual Report (Form 10K) of Trion, Inc., and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Trion, Inc.


                                     /s/ Ernst & Young LLP

Raleigh, North Carolina
March 10, 1998